UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2017 (September 30, 2017)

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

1802 N. Carson Street – Ste 206 Carson City, NV 89701-1238
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2017, Oroplata Resources, Inc. (the “Company”) entered into an Agreement Regarding Outstanding Notes (the “Agreement”) whereby the Company and Tangiers Investment Group, LLC (“Tangiers”) agreed to modify the conversion price on all of Tangier’s outstanding convertible notes (the “Notes”) of the Company to a fixed conversion price of $0.115. Specifically, the Notes affected by the Agreement are (i) the commitment fee promissory note, dated July 18, 2016 in the face amount of $75,000 and outstanding principal sum of $75,000 (the “Commitment Fee Note”), (ii) the promissory note dated July 18, 2016 in the face amount of $121,000 and outstanding principal sum of $121,000 (the “July 2016 Note”), (iii) the promissory note dated September 28, 2016 in the face amount of $550,000 and outstanding principal sum of $110,000 (the “September 2016 Note”), (iv) the promissory note dated February 16, 2017 in the face amount of $250,000 and outstanding principal sum of $250,000 (the “February 2017 Note”), and (v) the promissory note dated July 25, 2017 in the face amount of $550,000 and outstanding principal sum of $154,000 (the “ July 2017 Note”). Prior to entering into the Agreement, the conversion price on the Notes were as follows: (a) $1.2201 for the Commitment Fee Note, (b) $0.50 for the July 2016 Note, and (c) $0.10 for the September 2016 Note, February 2017 Note, and July 2017 Note.

In addition, the Company has agreed to use its best efforts to file a registration statement on Form S-1 registering the common shares underlying the Notes within 15 days of the effective date of the Agreement. Other terms and conditions relating to the Agreement are contained therein, a copy of which is filed as Exhibit 10.1 to this Current Report, and which is incorporated herein by reference

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 30, 2017, Gregory Kuzma resigned from the Board of Directors of the Company effective immediately. Mr. Kuzma shall remain as a consultant to the Company serving in the role of Chief Geologist.

On September 30, 2017, The Board of Directors of the Company appointed Douglas MacLellan to serve as a member of the Board of Directors, effective immediately.

Mr. MacLellan, age 61, currently serves as Chairman of the Board of eWellness Corporation since May 2013. From November 2009 to present Mr. MacLellan has been an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. In May 2014, Mr. MacLellan joined the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early stage mining company. Until April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continues to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm since 1992. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

The Board of Directors has concluded that Mr. MacLellan is qualified to serve as a director of the Company because of his significant public company experience (including another mining company), and expertise in matters of finance and management.

Item 8.01. Other Events.

As of October 3, 2017 the Company changed its address to 930 Tahoe Blvd. Suite 802-16, Incline Village, NV 89451. The new telephone number of the Company is (775) 473-4744.The new fax number of the Company is (775) 473-4768.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Agreement Regarding Outstanding Notes with Tangiers Investment Group, LLC dated October 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC .

Date: October 4, 2017/s/ Douglas Cole

Douglas Cole

Chief Executive Officer